                                                                     EXHIBIT 3.4

                 TEMPORARY CERTIFICATE: EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY.
                                                   Shares of Beneficial Interest                                            [SHARES]
                                                     Par Value $0.01 Per Share
[NUMBER]                                              CABOT INDUSTRIAL TRUST

               THIS CERTIFICATE IS TRANSFERABLE IN   ORGANIZED UNDER THE LAWS
                  BOSTON, MASSACHUSETTS OR NEW       OF THE STATE OF MARYLAND
                         YORK, NEW YORK

                                                                                                                   CUSIP 127072 10 6


                                                                                                        SEE REVERSE FOR IMPORTANT
                                                                                                     NOTICE ON TRANSFER RESTRICTIONS
                                                                                                          AND OTHER INFORMATION

               THIS CERTIFIES THAT



[LOGO]


               IS THE OWNER OF


               fully paid and non-assessable Shares of Beneficial Interest, $0.01 par value per share, of Cabot Industrial Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Trust") transferable only on the books of the Trust by the holder hereof in person or by its duly authorized Attorney upon the surrender of this
               Certificate properly endorsed.
                    The Shares evidenced by this Certificate are subject to a Declaration of Trust dated as of October 8, 1997, as amended from time to time. The transfers of Shares evidenced by this Certificate are subject to certain restrictions as set forth on the reverse side of this Certificate and is hereby incorporated in and made a part of this
               Certificate. The holder hereof has no interest, legal or equitable, in any specific property of the Trust. This
               Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
                    WITNESS the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

               Dated:

[REIT SEAL]

                                                                                     Countersigned and Registered:
                                                                                                  BANKBOSTON, N.A.
               PRESIDENT                                    SECRETARY                                   Transfer Agent and Registrar


                                                                                     By

                                                                                                                  Authorized Officer

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

                            CABOT INDUSTRIAL TRUST

     THE TRUST WILL FURNISH TO ANY SHAREHOLDER, ON REQUEST AND WITHOUT CHARGE, A
FULL STATEMENT ON THE INFORMATION REQUIRED BY SECTION 8-203(d) OF THE
CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH
RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS,
VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER
DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE
SHARES OF EACH CLASS OF BENEFICIAL INTEREST WHICH THE TRUST HAS AUTHORITY TO
ISSUE AND, IF THE TRUST IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN
SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE
SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF
TRUSTEES TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.  THE FOREGOING
SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO THE DECLARATION OF TRUST OF THE TRUST, AS AMENDED FROM
TIME TO TIME, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER
WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE TRUST AT ITS
PRINCIPAL OFFICE OR TO THE TRANSFER AGENT.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM --  as tenants in common                UNIF GIFT MIN ACT -- ____________________________________________
          TEN ENT --  as tenants by the entireties                                     (Cust)             (Minor)
           JT TEN --  as joint tenants with the
                      right of survivorship and                                under Uniform Gifts to Minors Act
                      not as tenants in common                                 ____________________________________________
                                                                                                 (State)

                                                          UNIF TRF MIN ACT --  ____________________________________________
                                                                                       (Cust)             (Minor)

                                                                               (until age _____) under Uniform Transfers to Minors
                                                                               Act
                                                                               ____________________________________________
                                                                                                 (State)

       Additional abbreviations may be used though not in the above list.

     For Value Received, _____________________________________ hereby sell, assign and transfer unto

    PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________

________________________________________________________________________________


________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)
________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________________________

______________________________________________________________________ Attorney
to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated __________________________

                                    ____________________________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.


     The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a REIT under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, as amended from time to time, no Person may Beneficially Own Shares, more than (i) 9.8% of the Company's issued and outstanding Shares, or (ii) 9.8% of the total value of such Shares. Any Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby shall be designated and treated as Excess Shares which shall be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.